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Exhibit 99.1

One Exchange Plaza, New York, NY 10006-3008 Telephone: (212) 425-1144 Fax: (212) 344-1469

LaBranche & Co Inc. Larry Prendergast Executive Vice President of Finance Harvey S. Traison Senior Vice President & Chief Financial Officer (212) 425-1144
FD Morgen-Walke Investors: Michael Polyviou Media: Scot Hoffman (212) 850-5600

LABRANCHE & CO. PROVIDES ANTICIPATED FIRST QUARTER RESULTS

NEW YORK, New York, March 31, 2003—LaBranche & Co Inc. (NYSE:LAB), parent of one of the leading Specialist firms on the New York Stock Exchange, today provided an update on its expected financial results for the first quarter ended March 31, 2003.

LaBranche is currently forecasting diluted earnings per share of 6 to 8 cents for the first quarter of 2003. Geopolitical uncertainty and continued pressure on equity prices have resulted in both lower dollar volumes on the NYSE and lower dollar volumes traded by LaBranche as principal. LaBranche traded approximately $189 billion as principal on the NYSE in the first quarter of 2003 versus $260 billion in the first quarter of 2002, a decline of 28%. This difficult trading environment was reflected in lower principal trading revenues of approximately $52 million for the first quarter of 2003 versus $89 million in the first quarter of 2002, producing a realization rate of 2.7 basis points for the first quarter 2003 versus 3.4 basis points in the first quarter of 2002. LaBranche estimates total revenues for the first quarter of 2003 of approximately $76 million as compared with $123 million in the first quarter of 2002.

Additionally, the Company also announced that Mr. Donald Kiernan has been elected to LaBranche's Board of Directors. Mr. Kiernan had served as Senior Vice President and Chief Financial Officer of SBC Communications Inc., prior to his retirement in 2002. Before joining SBC, he spent 20 years in public accounting as an auditor, consultant, and practice executive. Mr. Kiernan currently serves on the Boards of Health Management Associates, Inc., Horace Mann Educators Corporation and Viad Corporation.

The Company will report final results for the first quarter before the open of the market on Tuesday, April 15, 2003. Michael LaBranche, Chairman and Chief Executive Officer, and Harvey S. Traison, Senior Vice President and Chief Financial Officer, will host a conference call which will be broadcast live over the Internet on Tuesday, April 15, 2003 at 10:00 a.m. Eastern Time. The broadcast will be hosted on the Company's web site located at www.labranche.com.

Please allow extra time prior to the call to visit the site and download the streaming media software required to listen to the Internet broadcast. An online archive of the broadcast will be available within two hours of the live call.

Founded in 1924, LaBranche is a leading Specialist firm. The Company is the Specialist for more than 650 companies, nine of which are in the Dow Jones Industrial Average, 30 of which are in the S&P 100

Index and 101 of which are in the S&P 500 Index. In addition, LaBranche acts as the Specialist in over 125 options.

Certain statements contained in this release, including without limitation, statements containing the words "believes", "intends", "expects", "anticipates", and words of similar import, constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Readers are cautioned that any such forward-looking statements are not guarantees of future performance, and since such statements involve risks and uncertainties, the actual results and performance of LaBranche and the industry may turn out to be materially different from the results expressed or implied by such forward-looking statements. Given these uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements. LaBranche also disclaims any obligation to update its view of any such risks or uncertainties or to publicly announce the result of any revisions to the forward-looking statements made in this release.

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  Exhibit 99.1